UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2014

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of 2015 Long-Term Performance-Based Incentive Plan

On December 11, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Atmel Corporation (“Atmel” or the “Company”) approved the Atmel 2015 Long-Term Performance-Based Incentive Plan (the “2015 Plan”) to be administered under the Company’s 2005 Stock Plan. The 2015 Plan provides for the grant of performance-based restricted stock units to Company participants.

The performance period under the 2015 Plan will commence on January 1, 2015, with vesting extending until December 2017. The performance metrics and vesting schedule for performance-based restricted stock units granted under the 2015 Plan and certain other features of the 2015 Plan are described below.

Performance Metrics. The 2015 Plan compares the Company’s publicly-reported non-GAAP earnings per share growth rate from 2014 to 2015 (calculated for the fiscal years ended 2014 and 2015, respectively) to the adjusted earnings per share growth rates of companies included within the well-established Philadelphia Semiconductor Sector IndexSM (SOXSM) during the same period. The SOX Index is a modified market capitalization-weighted index composed of companies primarily involved in the design, distribution, manufacture, and sale of semiconductors. Our Committee believes that a comparison of the Company’s non-GAAP earnings per share growth rate against the adjusted, or non-GAAP, earnings per share growth rate of companies included in the SOX Index offers an effective method for evaluating relative corporate and management performance.

For purposes of the 2015 Plan, and to ensure appropriate comparisons, “adjusted earnings per share” for the applicable measurement period for any company included within the SOX Index means that company’s (x) non-GAAP earnings per share, as publicly reported by that company (which, in the case of the Company, will be its non-GAAP earnings per share), or (y) GAAP (or International Financial Reporting Standards, or “IFRS”) earnings per share, adjusted to exclude for the measurement period (to the extent such adjustments are publicly disclosed) each of the following: share-based compensation expense; restructuring and impairment charges (credits); loss (gain) on sale; acquisition and divestiture related expenses; intellectual property related settlement charges; non-cash tax expenses; other non-recurring tax items; and such other items as may be appropriate, in the Committee’s discretion, to make equivalent comparisons between the Company’s non-GAAP earnings per share and the adjusted earnings per share for other companies included within the SOX Index.

The Committee has established the following achievement levels under the 2015 Plan:

Atmel non-GAAP EPS % Growth Compared to SOX Adjusted EPS % Growth*	% of Target Achieved**
<25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile	150%
>75th Percentile	200%

*	Companies included within the SOX Index with negative adjusted earnings per share for fiscal 2014 will be excluded from the index group for comparison purposes.
** Percentage of target achievement is linear between 50% and 150%.

Vesting. Performance-based restricted stock units that have been credited are expected to vest, subject to the continued employment of the participant, as follows:

•	one-third in the first quarter of 2016 (after certification of the applicable measurement period);

•	one-third, on a quarterly basis, commencing in the first quarter of 2016 and ending by December 31, 2016; and

•	one-third, on a quarterly basis, commencing in the first quarter of 2017 and ending by December 31, 2017.

For participants who are included within the 2015 Plan at any time after January 1, 2015, awards will be pro-rated to reflect the actual time a participant has been an employee of, or a service provider to, the Company.

Change of Control. For participants that are subject to change of control protections under their respective employment agreements, the Company’s Change of Control and Severance Plan or as otherwise determined by the Committee, in the event of any Change of Control, all performance-based restricted stock units for which it was reasonably likely that the performance criteria (at threshold, target or maximum levels) would have been satisfied (assuming performance by the Company in a manner consistent with its performance immediately prior to the occurrence of the Change of Control) on or prior to the last day of the calendar quarter ending immediately after the Change of Control occurs, based on the reasonable determination of the Committee, shall immediately vest and be released for delivery to such covered participant within 30 days of the Change of Control, and any and all other granted performance-based restricted stock units that have not vested as of the Change of Control shall be immediately converted to time-based restricted stock units, vesting quarterly, commencing with the first business day on the first calendar month immediately following the date of Change of Control, until vesting fully on November 15, 2017 (subject, in all respects, thereafter, to any “double-trigger” provisions, if any, that may be applicable under change of control or other arrangements to which the terminated employee may be subject).

Death and Qualified Disability. For participants that are entitled to death or qualified disability benefits under their respective employment agreements, the Company’s Change of Control and Severance Plan, or as otherwise determined by the Committee, in the event of a participant’s death or qualified disability, any and all granted performance-based restricted stock units, if not otherwise forfeited prior to the death or qualified disability of the covered participant, shall immediately be credited to the participant (or estate), and deemed earned in all respects, upon death or qualified disability.

Award Agreement and Participants. An agreement will be delivered to each participant under the 2015 Plan, which shall set forth the award of performance-based restricted stock units to the participant, including any country-specific appendix with terms for non-U.S. employees.

In connection with the Company’s annual review of executive compensation in August 2014, the Committee granted executive officers their “target” level performance-based restricted stock units. In connection with the adoption of the 2015 Plan, the Company has now reserved, and, therefore, granted, for accounting and other purposes, restricted stock units representing the excess above “target” level that participants may earn in the event that the Company’s performance exceeds “target” levels (although the maximum number of restricted stock units may not ultimately be realized by any participants, in which event they would be forfeited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION

Date: December 15, 2014	By:	/s/ Steve Skaggs
Steve Skaggs Senior Vice President and Chief Financial Officer